                                 SCHEDULE 14A

               Information Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than  the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

[_] Confidential, for Use of the
    Commission Only (as permitted by Rule 14a-6(e)(2))


                                CARESIDE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant As Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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


      PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED APRIL 24, 2001

                                CARESIDE, INC.
                             6100 Bristol Parkway
                         Culver City, California 90230

                                ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               May 25, 2001

                                ---------------

To the Stockholders of Careside:

  The Annual Meeting of Stockholders of Careside, Inc., a Delaware corporation (the "Company") will be held at 10 a.m., Eastern Standard Time, on May 25, 2001, at the Sheraton New York Hotel and Towers, 811 7th Avenue, New York, New York for the following purposes:

  1. To elect two directors of the Company for a three-year term;

  2. To extend the term of one director by one year;

  3. To approve amendments to Sections 4 and 5(b) of the 1998 Director Stock Option Plan increasing the option pool and number of options that Directors are granted;

  4. To approve, for purposes of Section 713(a) of the American Stock Exchange Company Guide, certain issuances of the Company's Common Stock upon conversion of its Series B Preferred Stock issued in September 2000 and exercise of related warrants;

  5. To approve the terms relating to the conversion of the Series C Convertible Preferred Stock and, for purposes of Section 713(a) of the American Stock Exchange Company Guide, certain issuances of the Company's Common Stock upon conversion of its Series C Preferred Stock issued and proposed to be issued in 2001 and upon exercise of related warrants;

  6. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 2001; and

  7. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only holders of the Company's outstanding Common Stock at the close of business on April 4, 2001, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. No shares of our Series A Preferred Stock are currently outstanding. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                                      By Order of the Board of Directors

                                        /s/ W.Vickery Stoughton

                                      W.Vickery Stoughton
                                      Chairman of the Board and Chief
                                       Executive Officer

April 30, 2001

                                CARESIDE, INC.
                             6100 Bristol Parkway
                         Culver City, California 90230

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON

                               MAY 25, 2001

                               ----------------

                                    GENERAL

  This Proxy Statement, which is first being mailed to stockholders on or about April 30, 2001, is furnished in connection with the solicitation by the Board of Directors of Careside, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at 10 a.m. on May 25, 2001, at the Sheraton New York Hotel and Towers, 811 7th Avenue, New York, New York, and at any adjournments or postponements thereof.

                                  RECORD DATE

  Holders of record of the Company's Series A Preferred Stock or Common Stock on April 4, 2001, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 11,308,489 shares of Common Stock and no shares of Series A Preferred Stock outstanding.

                            REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting.

                               VOTING PROCEDURES

  The presence, in person or by proxy, of holders of Series A Preferred Stock and Common Stock entitled to cast at least a majority of the votes which all holders of Series A Preferred Stock and Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business.

  Each share of Common Stock and each share of Series A Preferred Stock entitles the holder thereof to one vote on the election of two nominees for director and on the other matters contained in Proposals 2 through 6 and any other matters that may properly come before the Annual Meeting. Proposals 1, 2, 3, 5 and 6 require the affirmative vote of a majority of the outstanding Common Stock present in person or by proxy at the Annual Meeting. Because AMEX requires that the vote of shares of Common Stock issued upon conversion of the Series B Preferred Stock not be counted towards approval of Proposal 4, the Board of Directors of the Company requires for Proposal 4 the affirmative approval of holders of a majority of our outstanding stock present in person or by proxy at the Annual Meeting independently of the number of shares previously issued upon conversion of our Series B Preferred Stock. The effect of this is that the vote of holders of Common Stock issued upon conversion of the Series B Convertible Preferred Stock will not be counted towards approval of Proposal 4. Stockholders are not entitled to cumulative voting in the election of directors.

  If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares represented thereby will be voted:

  (i) for the election of the nominees for director named below;

  (ii) for the extension of Mr. Brenner's term as a director for one additional year;

  (iii) for the approval of amendments to Sections 4 and 5(b) of the 1998 Director Stock Option Plan;

  (iv) for the approval of issuances of the Company's Common Stock upon conversion of its Series B Preferred Stock issued in September 2000 and exercise of related warrants;

  (v) for the approval of the terms relating to the conversion of the Series C Convertible Preferred Stock and the issuances of the Company's Common Stock upon conversion of its Series C Preferred Stock issued and proposed to be issued in 2001 and upon exercise of related warrants;

  (vi) for the ratification of the appointment of Arthur Andersen LLP as independent auditors; and

  (vii) in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Stockholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares.

                     QUORUM; ABSTENTIONS; BROKER NON-VOTES

  Under Delaware law and the By-laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter. Votes that are withheld, abstentions and broker non-votes (described below) will be counted in determining the presence of a quorum.

  Directors are elected by the affirmative vote of a plurality of the votes of the shares entitled to vote and either present in person or represented by proxy. All other actions to be taken by the stockholders at the Annual Meeting shall be taken by the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote thereon. Votes that are withheld and abstentions will be counted in determining the number of votes present in connection with any particular matter. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received specific instructions from the beneficial owners, will not be counted in determining the number of votes present in connection with any particular matter. Broker non-votes will, therefore, have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

                       COSTS OF SOLICITATION OF PROXIES

  The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's stock.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

  The Company's Board of Directors consists of six members, divided into three classes, which serve for staggered three-year terms and until their successors are elected and qualified. At the meeting, two directors will be elected to serve for a term of three years and until their successors are elected and qualified. Unless otherwise specified in the accompanying proxy, shares of our outstanding voting stock will be voted for William F. Flatley and Diana J. Mackie, each for terms expiring at the Annual Meeting of Stockholders to be held in 2004. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

  The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

  NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A THREE YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

  William F. Flatley, Director, 59. Mr. Flatley has served as one of our directors since November 1996. Mr. Flatley retired from his position as President and Chief Executive Officer of Executive Health Group, a provider of preventative healthcare services to corporations, on December 31, 2000. He had held this position since July 1997. From 1980 to December 1994, he held a number of senior management positions with Bristol-Myers Squibb Corporation, a pharmaceutical company, including President of a multi-division medical device business, the Health Care Group, and President of the Drackett Company, a household product manufacturer. Mr. Flatley retired from Bristol-Myers Squibb at the end of 1994 but continued to provide the company with certain consulting services after his retirement. Mr. Flatley obtained a B.S. from Villanova University and a M.B.A. from the Wharton School of the University of Pennsylvania.

  Diana J. Mackie, Director, 53. Ms. Mackie has served as one of our directors since February 1997. From January until December 2000, Ms. Mackie accepted a special assignment to co-lead the merger integration process for Glaxo-SmithKline. She is now Vice President Switch and New Innovations. From June 1999 to January 2000, she held the position of Vice President and Director, Category Management, Dermatologicals, Phytomedicines and Vitamins, SmithKline Beecham Consumer Healthcare (SBCH). From November 1996 to May 1999, she held various positions of Vice President at SmithKline Beecham Healthcare Services where her responsibilities included developing business plans, long-range strategy and negotiating external alliances and investments. From March 1996 to November 1996, she was General Manager of Diversified Prescription Delivery, a pharmaceutical mail services company and a wholly owned subsidiary of Diversified Pharmaceutical Services, a pharmaceutical benefit management group. Prior to March 1996, she served as Vice President in a variety of strategy or corporate development positions for SmithKline Beecham. Ms. Mackie holds a B.S. in Chemistry from the University of Illinois, a M.B.A. from The Massachusetts Institute of Technology Sloan School of Management and a M.S. in Polymer and Fiber Engineering from The Massachusetts Institute of Technology.

  The Board of Directors Recommends a Vote FOR Proposal 1 to Elect All
Nominees.

Members of the Board of Directors Continuing in Office; Terms Expiring at 2002 Annual Meeting

  W. Vickery Stoughton, Chairman of the Board of Directors and Chief Executive Officer, 54. Mr. Stoughton has served as our Chairman of the Board of Directors and the Chief Executive Officer since our formation in July 1996. Prior to that, he served as President of SmithKline Beecham Diagnostics Systems Co. (SBDS), a diagnostic services and product company, from October 1995 to July 1996, and was President of SmithKline Beecham Clinical Laboratories, Inc. (SBCL), a provider of diagnostic laboratory services, from August 1992 to

September 1995. As President of SBDS, Mr. Stoughton had responsibility for SBCL, SmithKline Beecham Clinical Laboratories International and SBDS's genetic testing and point-of-care testing projects. In addition, Mr. Stoughton served as Chief Executive Officer and Vice Chancellor for Health Affairs of Duke University Hospital from 1991 to 1992, Chief Executive Officer of Toronto Hospital in Toronto, Canada from 1981 to 1991, Chief Operating Officer of Brigham and Women's Hospital in Boston from 1980 to 1981 and Chief Executive Officer of Peter Bent Brigham Hospital in Boston from 1978 to 1980. Mr. Stoughton holds a B.S. in Chemistry from St. Louis University and a M.B.A. from the University of Chicago. He is currently a director of Sun Life Assurance Company of Canada, a financial services company, and Biomira, Inc., a pharmaceutical company.

  Anthony P. Brenner, Director, 43. Mr. Brenner has served as one of our directors since November 1996. Since January 1998, he has served as a Managing Director with Crosslink Capital (formerly Omega Venture), a venture capital firm, where he oversees investment activities in the information and business services industries. Prior to that, Mr. Brenner served as Senior Managing Director of Advanta Partners LP, a private equity investment partnership, and as a member of the Board of Directors of Advanta Corporation, a financial services company, from 1992 to 1996. In addition, since 1989, Mr. Brenner served as President of Cedar Point Partners, a private equity investment partnership. Mr. Brenner earned a B.A. from Yale University and a M.B.A. from Stanford University. In addition, Mr. Brenner is currently a director of Mainspring, Inc. and Eloquent, Inc. If Proposal 2 is approved, Mr. Brenner's term as one of our directors will be extended so that it expires in 2003.

  C. Alan MacDonald, Director, 67. Mr. MacDonald has served as one of our directors since November 1996. Since July 1999, Mr. MacDonald has served as President of the Club Management Co., LLC. Since October 1997, Mr. MacDonald has also served as a Managing Director of Directorship, Inc., a consulting firm specializing in corporate governance issues. Prior to that, he served as General Partner of the Marketing Partnership, Inc., a full service marketing consulting firm, from January 1995 to July 1997 and as an acquisitions consultant with the Noel Group, a venture capital firm, from July 1992 to December 1994. In addition, he served as Chairman and Chief Executive Officer of Lincoln Snacks Co., a caramelized popcorn snack company, from September 1992 to July 1994. Mr. MacDonald holds a B.S. in Hotel Administration from Cornell University and is a member of the Cornell Society of Hotelmen and the Dean's Advisory Committee at Cornell Hotel School. Mr. MacDonald is also a director of Lincoln Snacks Co., Lord Abbett, J.B. Williams, Fountainhead Water Co., and SAMCO.

Members of the Board of Directors Continuing in Office; Term Expiring at 2003 Annual Meeting

  Kenneth N. Kermes, Director, 65. Mr. Kermes has served as one of our directors since February 1997. Since April 2000, Mr. Kermes has served as president and Chief Executive Officer of Browne & Sharpe Manufacturing Company, a NYSE listed manufacturer of measuring systems used in the automotive, aircraft manufacturing and industrial equipment industries. He also continues as a partner in Sea View Capital, LLC, a Providence, RI based private equity investment company. Prior to that, he served as a principal of Riparian Partners Limited and Bay View Equity Partners, two related investment banking and private equity investment partnerships. He served as Vice President of Business and Finance for the University of Rhode Island from December 1994 to June 1998 and as Chief Financial Officer for SmithKline Beecham Corporation from October 1986 to July 1989 and as Senior Vice President and Group Director of Corporate Development from July 1989 to 1991. From 1991 to 1994, Mr. Kermes was a consultant and an investor in the venture capital industry. Mr. Kermes obtained a B.A. from Amherst College and attended the New York University Graduate School of Business and the Harvard Business School Advanced Management Program. In addition to Careside, Mr. Kermes serves as director of four private, closely held manufacturing companies in the Northeast and as a director of Brown & Sharpe Manufacturing Company.

                       EXTENSION OF TERM FOR MR. BRENNER
                                 (Proposal 2)

  In January, in accordance with our By-laws, the Board of Directors contracted to be six in number. One director, Mr. Philip B. Smith, resigned effective January 1, 2001. Two of our senior officers, Dr. Grove and Mr. Koch, ceased to be voting directors, though they continue to attend all meetings as senior officers of the Company.

  Our Articles of Incorporation provide for a Classified Board, with three classes of directors as nearly equal in number as possible. Therefore, it is necessary to move one of the three directors elected to the class expiring in 2002 to the class having a term expiring in 2003. Our Board of Directors has nominated Mr. Brenner to be so moved.

  If Proposals 1 and 2 are approved, the following will be the composition of our Board of Directors:

                                                                   Having a Term
      Director                                                      Expiring in
      --------                                                     -------------
      W. Vickery Stoughton........................................     2002
      C. Alan McDonald............................................     2002

      Anthony P. Brenner..........................................     2003
      Kenneth N. Kermes...........................................     2003

      William F. Flatley..........................................     2004
      Diana J. Mackie.............................................     2004

  The Board of Directors recommends a Vote FOR Proposal 2 to extend the term of Mr. Brenner's Directorship

Committees and Meetings of the Board of Directors

  During the year ended December 31, 2000, the Board of Directors held eight meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

  The Audit Committee, which consists of Mr. Flatley, Mr. Kermes and Mr. MacDonald, had one regular meeting and three special meetings in 2000. The Committee's function is to make recommendations to the Board of Directors regarding the annual selection of independent public accountants, to audit annually the Company's books and records, and to review recommendations made by such accounting firm as a result of their audit. The Audit Committee also periodically reviews the activities of the Company's accounting staff and the adequacy of the Company's internal controls. The Audit Committee has adopted a charter (the "Audit Committee Charter"), a copy of which is attached hereto as Appendix A.

  The Compensation Committee, which consisted of Ms. Mackie, Mr. Brenner and Mr. Smith, met three times in 2000. Mr. Smith was a director of the Company throughout 2000, resigned from the Board of Directors in January 2001 and is no longer a member of the Compensation Committee. The Compensation Committee is responsible for establishing the salaries of the executive officers of the Company, incentives and other forms of compensation and benefit plans, administering the Company's employee benefit plans and reviewing and recommending to the Board annual objectives that are the basis for the option grants.

  The Nominating Committee, which consisted of Mr. Flatley, Mr. Smith and Mr. MacDonald, met once in 2000. Having resigned from the Board of Directors in January 2001, Mr. Smith is no longer a member of the Nominating Committee. The Nominating Committee is appointed by the Chairman of the Board of Directors. The Committee is responsible for evaluating potential candidates and nominating candidates for election to the Board of Directors. A stockholder may make a nomination for the election of director. In order to present a nomination for election of director at the 2002 Annual Meeting, a stockholder must deliver notice of the nomination to the Secretary of the Company at it principal executive offices not earlier than the close of business on February 14, 2002 and not later than the close of business on March 16, 2002.

Compensation of Directors

  The Company pays each director who is not also an employee of the Company (an "outside director") a fee of $1,000 for each Board meeting and each Committee meeting attended by such director in person, $500 for each such meeting attended telephonically, and an annual fee of $5,000 payable semi-annually. The Company will also reimburse the directors for expenses incurred in attending Board of Directors or committee meetings. In addition, our non-employee directors have received options in each of the following years exercisable at the prices indicated.

      Year:                                             1997+ 1998+ 1999+ 2000++
      Exercise Price:                                   $5.20 $6.76 $7.50 $6.69
      ---------------                                   ----- ----- ----- ------
      Anthony P. Brenner............................... 2163  2163  2163   2000
      William F. Flatley............................... 2163  2163  2163   2000
      Kenneth N. Kermes................................ 2163  2163  2163   2000
      Alan C. McDonald................................. 2163  2163  2163   2000
      Diana J. Mackie..................................   *     *     *    2000
      Philip B. Smith.................................. 2163  2163  2163   2000

--------
+ Awarded under our 1996 incentive and Non-Qualified Stock Option Plan. ++ Awarded under our 1998 Director Stock Option Plan.
*  Precluded by SmithKline Beecham policy from receiving options.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth, with respect to services rendered during 2000, 1999 and 1998, the total compensation paid by the Company to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 during 2000 (the "named executive officers"). The Company has written employment agreements with Mr. Stoughton, Dr. Grove and Mr. Koch. No named executive officer who otherwise would have been includable in such table on the basis of salary and bonus earned during the year ended December 31, 2000 has resigned or otherwise terminated employment in 2000.

                                                   Long-Term
                                       Annual     Compensation
                                    Compensation     Awards
                                   -------------- ------------
                                                   Securities
                                                   Underlying     All Other
 Name and Principal Position  Year  Salary  Bonus   Options    Compensation (1)
 ---------------------------  ---- -------- ----- ------------ ----------------
W. Vickery Stoughton......... 2000 $249,336  --      20,000        $21,047
Chairman of the Board         1999 $211,788  --         --         $21,808
 of Directors                 1998 $203,481  --       9,135        $20,797
 and Chief Executive Officer

Thomas H. Grove.............. 2000 $193,329  --      10,000        $ 8,853
Executive Vice President--    1999 $168,345  --         --         $ 8,603
 Research and Development     1998 $163,880  --       5,529        $ 8,603

James R. Koch................ 2000 $190,467  --      10,000        $ 5,250
Executive Vice President and  1999 $162,000  --       1,202        $ 5,000
 Chief Financial Officer      1998 $ 64,242  --      40,384        $15,000

Dennis E. Rieger............. 2000 $184,375  --      56,000            --
Senior Vice President--       1999 $ 12,750  --      20,000            --
 Information Technology and   1998      --   --         --             --
 Chief Information Officer

Sandra P. Twyon.............. 2000 $161,250  --         --         $ 5,250
Vice President-- Operations   1999      --   --      25,000            --
                              1998      --   --         --             --

--------

(1) Includes $5,000 contributed under a 401(k) Plan for the benefit of each of Mr. Stoughton and Dr. Grove in 1998. Also includes $6,011 contributed under a 401(k) Plan for Mr. Stoughton in 1999 and $5,250 contributed under such 401(k) Plan in 2000. In addition, includes a $5,000 contribution under a 401(k) Plan for Mr. Grove and Mr. Koch, respectively, in 1999, and $5,250 contributed under a 401(k) Plan for Mr. Grove, Mr. Koch and Ms. Twyon, respectively, in 2000. Includes $15,797 and $3,603 of premiums paid for corporate-owned life insurance on the lives of Mr. Stoughton and Dr. Grove, in each year, respectively, and $15,000 of relocation assistance paid to Mr. Koch in 1998.

Stock Options Granted to Certain Executive Officers During 2000

  The following table shows, as to named executive officers, information concerning stock options granted during 2000.

                                                                              Potential
                                                                             Realizable
                                                                          Value at Assumed
                                                                           Annual Rates of
                                                                                Stock
                         Number of   Percent of                                 Price
                           Shares   Total Options                         Appreciation for
                         Underlying  Granted to   Exercise or              Option Term(4)
                          Options   Employees in   Base Price  Expiration -----------------
                         Granted(1)    2000(2)    Per Share(3)    Date       5%      10%
                         ---------- ------------- ------------ ---------- -------- --------
W. Vickery Stoughton....   20,000       14.7%        $10.00     01/10/09  $125,779 $318,748
Thomas H. Grove.........   10,000        7.3%        $10.00     01/10/09  $ 62,889 $159,374
James R. Koch...........   10,000        7.3%        $10.00     01/10/09  $ 62,889 $159,374
Dennis E. Rieger........   56,000         41%        $ 7.21     01/10/09  $253,916 $643,474

--------
(1) All options were granted under our 1996 Incentive and Non-Qualified Stock Option Plan or 1998 Incentive and Non-Qualified Option Plan. The listed grant vested or will vest 20% at grant and 20% on each December 31 thereafter.

(2) Based on an aggregate of 136,500 shares of Common Stock underlying options granted to employees in 2000.

(3) Options were granted at fair market value, as determined by our Board of Directors, based on the market price of our publicly traded Common Stock at the date of grant.

(4) Assumes stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date, as mandated by the rules of the Securities and Exchange Commission, and does not represent our estimate or projection of the future appreciation of our stock price. Actual gains, if any, on stock option exercises and common stock holdings, are dependent upon the timing of such exercise and the future performance of the Common Stock and may be greater or less than the potential realizable value set forth in the table.

Aggregated Options Exercised in Last Fiscal Year And Fiscal Year-end Option
Values

  The following table sets forth, as to the named executive officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for unexercised "in-the-money" options, which values represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 2000. No options were exercised by the named executive officers in 2000.

                                 Number of Shares        Value of Unexercised
                              Underlying Unexercised         In-the-Money
                              Options at Fiscal Year    Options at Fiscal Year
                                        End                       End
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
W. Vickery Stoughton........   169,826      17,964         --           --
Dr. Thomas H. Grove.........    85,489       9,367         --           --
James R. Koch...............    44,094       7,492         --           --
Dennis E. Rieger............    39,066      36,934         --           --
Sandra P. Twyon.............    25,000         --          --           --

Employment Agreements

  We are party to employment agreements with each of Mr. Stoughton, Dr. Grove and Mr. Koch. On the anniversary date of each employment agreement, the agreement is automatically extended for three-year rolling terms unless either party, at least 60 days prior to the annual extension date, gives notice that the employment agreement shall not be extended or otherwise terminates the agreement. Mr. Stoughton, Dr. Grove and Mr. Koch may resign upon 90 days notice to us. Under the employment agreements, Mr. Stoughton, Dr. Grove or Mr. Koch will be entitled to have his base salary, bonus and stock options continue to accrue through the end of the then current term if he is terminated without cause, or becomes disabled. "Cause" includes disloyalty, dishonesty, fraud, conviction of a felony or the disclosure of confidential information. Each will also be entitled to such amounts if he terminates his employment agreement as a result of a reduction in his duties, our breach of the employment agreement or a transaction resulting in our sale. The employment agreements prohibit Mr. Stoughton, Dr. Grove and Mr. Koch from engaging in the point-of-care diagnostics business outside of Careside during the term of such employment agreements.

  Under their respective employment agreements, Mr. Stoughton serves as our Chairman of the Board of Directors and Chief Executive Officer, and currently earns an annual base salary of $260,000, Dr. Grove serves as Executive Vice President--Research and Development, and currently earns an annual base salary of $200,000, and Mr. Koch serves as our Chief Financial Officer, Treasurer and Executive Vice President, and currently earns an annual base salary of $200,000. In addition, Mr. Koch received a $15,000 relocation allowance in 1998 in connection with entering into his employment agreement. At the discretion of our Board of Directors, an annual bonus may be paid to Mr. Stoughton, Dr. Grove and Mr. Koch. In each case, the above salaries reflect increases since the original date of employment. We may agree to future raises and other compensation for each of Mr. Stoughton, Dr. Grove and Mr. Koch. In addition, Mr. Stoughton, Dr. Grove and Mr. Koch are eligible to receive stock options pursuant to the 1996 Incentive and Non-Qualified Stock Option Plan, the 1996 Key Executive Stock Option Plan and the 1998 Incentive and Non-Qualified Stock Option Plan. Such executive officers are also entitled to reimbursement for certain travel and entertainment expenses incurred in connection with the performance of their duties.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company currently consists of Mr. Brenner and Ms. Mackie, outside directors of the Company. Mr. Smith served on the Compensation Committee through 2000 but resigned from the Board of Directors in January 2001. The Committee was established in 1997 and is responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of Careside, including stock compensation and loans, and all bonus and stock compensation to all employees. The goal of the Committee is to ensure that our compensation practices are sufficient to attract the necessary talent to enable growth from a development stage company into one with commercialized products. The Compensation Committee administers our 1996 Incentive and Stock Option Plan, 1996 Key Executive Stock Option Plan, 1998 Incentive and Non-Qualified Stock Option Plan, 1998 Director Stock Option Plan and Employee Stock Purchase Plan.

  Careside's compensation program is designed to attract and retain experienced executives and motivate them for both the short and long term. The executive compensation program is comprised of four elements: competitive base salary, benefits comparable to those shared by the general employee population, annual bonus, and long term incentives linked to corporate performance.

Compensation Committee Purposes

  The Compensation Committee of the Board serves as an administrative arm of the Board to make decisions on behalf of the Board with respect to all forms of compensation to executive officers, and all bonus and stock compensation to employees.

  Compensation for officers and key employees includes both cash and equity elements. Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, taking into account competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees. Such bonuses are based on accomplishment of designated Company goals.

  Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of Careside are eligible to participate in the 1996 Incentive and Stock Option Plan, 1996 Key Executive Stock Option Plan, 1998 Incentive and Non-Qualified Stock Option Plan and Employee Stock Purchase Plan. These plans permit the Board or a committee designated by the Board to grant stock options to employees on such terms as the Board or such committee may determine. Employee option grants typically vest over a four-year period and thus require the employee's continuing efforts. The Committee believes that it is in the stockholders' interests to link employee compensation as closely as possible to equity appreciation and thus to share with the employees the benefits of their efforts on behalf of our success.

Description of 401(K) Plan

  We have a 401(k) Salary Reduction Plan and Trust for eligible employees. Eligible employees may contribute up to 15% of their current compensation, up to a statutorily prescribed annual limit, to the 401(k) plan. Each participant is fully-vested in his or her deferred salary contributions. A participant's contributions are held in trust and invested pursuant to his or her directions from among 20 or more investment funds made available under the 401(k) plan. We may make matching contributions of 50% of each participant's deferred salary contributions, up to a maximum of 4% of such participant's compensation. Our matching contributions vest after a participant has completed three years of service with us, or earlier upon attainment of age 55, death while in service, retirement for disability or termination of the 401(k) plan. Payment of 401(k) plan benefits are made in a single lump-sum payment. Distribution of a participant's vested interest in his or her account generally occurs after a participant's termination of employment for any reason, including retirement, death or disability.

2000 Executive Compensation

  Executive compensation for 2000 included base salary, other compensation and, in four instances, the grant of stock options (as reflected elsewhere in this Proxy Statement under "Option Grants in Year Ended December 31, 2000"). We paid no cash bonuses for 2000.

2000 Chief Executive Officer Compensation

  The compensation for Mr. Stoughton included salary at the annual rate of $260,000. Our Board of Directors increased Mr. Stoughton's salary to this amount effective April 2000 to reflect Mr. Stoughton's performance and competitive salaries in the marketplace. See "Executive Compensation--Summary Compensation Tables" and "-- Employment Agreements."

Limits of Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the allowable tax deduction of compensation paid by a publicly-held corporation to its Chief Executive Officer and its other four most highly compensated executive officers employed at year-end, subject to certain pre-established objective performance-based exceptions. The Compensation Committee intends to take Section 162(m) into account when formulating its compensation policies for the Company's Chief Executive Officer and its other Executive Officers and to comply with Section 162(m), if and where the Committee determines compliance to be practicable and in the best interests of the Company and its stockholders.

Summary

  The Compensation Committee advises the Board regarding our cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote our business goals and providing incentive for these persons to achieve goals which are intended to build long-term stockholder value.

                                      2001 Compensation Committee of the Board
                                       of Directors.

                                      Anthony P. Brenner
                                      Diana J. Mackie

                            Stock Performance Chart

  The following Stock Performance Chart compares the Company's cumulative total stockholder return on its Common Stock for the period from June 16, 1999 (the date the Common Stock commenced trading on the American Stock Exchange) to December 31, 2000 (the date of the Company's 2000 fiscal year end) and its cumulative total stockholder return on its Common Stock and publicly-traded warrants for the period from June 16, 1999 to December 31, 2000, with the cumulative total return of the American Stock Exchange Index and the Health Products and Services Index. The comparison assumes $1.00 was invested on June 16, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                                       CSA
                          CSA        Combined                      Health
                         Common    Common Stock     AMEX         Products &
                         Stock     and Warrant      Index       Services Index
       6/30/99           1.000         0.817         1.047         1.053
       7/31/99           0.938         0.983         1.030         1.101
       8/31/99           0.865         0.858         1.005         1.072
       9/30/99           0.927         0.926         1.020         1.059
      10/31/99           0.823         0.800         1.029         1.042
      11/30/99           0.990         1.025         1.101         1.125
      12/31/99           1.625         1.700         1.192         1.219
       1/31/00           2.042         2.100         1.156         1.426
       2/29/00           1.729         1.817         1.272         1.951
       3/31/00           1.854         1.833         1.317         1.720
       4/30/00           1.333         1.342         1.215         1.559
       5/31/00           0.917         0.958         1.194         1.326
       6/30/00           0.844         0.850         1.236         1.593
       7/31/00           0.896         0.883         1.224         1.556
       8/31/00           0.823         0.817         1.285         1.763
       9/30/00           0.531         0.542         1.260         1.862
      10/30/00           0.542         0.513         1.199         1.674
      11/30/00           0.396         0.350         1.084         1.479
      12/30/00           0.302         0.275         1.120         1.458

               OUR SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

  At April 2, 2001, 2000, we had 11,308,489 shares of Common Stock outstanding (inclusive of 430,085 shares issued on conversion of l90 shares of our Series B Convertible Preferred Stock). As of that date, we had 50,000,000 shares of Common Stock authorized of which just under 20,000,000 have been reserved for issuance pursuant to securities issued previously (including our Series B Convertible Preferred Stock) or pursuant to our equity compensation plans, leaving approximately 18,700,000 authorized but unissued shares of Common Stock. In addition, at April 2, 2001 we had 5,000,000 shares of preferred stock authorized of which 162,914 shares have been designated Series A Convertible Preferred Stock, 350 shares have been designated Series B Convertible Preferred Stock and 619 shares have been designated Series C Convertible Preferred Stock. After April 2, we reserved 14,550,935 out of our authorized but unissued and unreserved common shares in connection with our offering of Series C Convertible Preferred Stock.

  The table below sets forth certain information regarding the beneficial ownership of our Common Stock as of April 2, 2001, by (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group.

  The number of shares of Common Stock actually owned by each principal stockholder is listed in Column A, entitled "Shares of Common Stock." In addition, each principal stockholder is deemed to be the beneficial owner of Common Stock that such stockholder can acquire upon the exercise of warrants or options on or within 60 days after April 2, 2001. These option and warrant shares are listed separately in Column B, entitled "Shares Underlying Options/Warrants." The total of these two columns is then set forth in Column
C. Each principal stockholder's maximum potential percentage ownership is in Column D. Set forth in Column E is each principal stockholder's maximum potential percentage ownership assuming issuance of (1) 320,000 shares of Common Stock upon conversion of our outstanding 160 shares of Series B Preferred Stock issued in our September 2000 private placement at an assumed conversion price of $2.50 per common share (2) 4,000,000 shares of Common Stock upon exercise of our Callable Common Warrant issued in September 2000,
(3) 75,000 shares of Common Stock upon exercise of warrants issued to our consultant and a related warrant in September 2000 (4) 7,741,935 shares of Common Stock upon conversion of $12,000,000 worth of Series C Preferred Stock at an assumed conversion price equal to the floor price of $1.55, (5) 6,190,000 shares of Common Stock upon exercise of warrants issued to investors in the Series C Preferred Stock, and (6) 619,000 shares upon exercise of warrants issued to our placement agent in 2001. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                                  (E)
                                                                              Percentage
                                                                            Owned Assuming
                                          (B)          (C)                   Conversion of
                             (A)         Shares       Total                 Series B and C
                          Shares of    Underlying   Beneficial    (D)      Preferred Stock,
                           Common       Options/    Ownership  Percentage   and Exercise of
Name of Beneficial Owner    Stock       Warrants    (A plus B)   Owned    Related Warrants(6)
------------------------  ---------    ----------   ---------- ---------- -------------------
Peter Friedli...........  2,116,472(1)  130,122(2)  2,246,594     16.6%           6.8%
 c/o Friedli Corp.
 Finance
 Freigustrasse 5
 8002 Zurich,
 Switzerland
Kevin Kimberlin.........    765,891(3)  336,349(4)  1,102,240      8.9%           3.5%
 c/o Spencer Trask
 Securities Incorporated
 535 Madison Avenue,
 18th Floor
 New York, New York
 10022
SmithKline Beecham          409,504     414,920(5)    824,424      6.8%           2.6%
 Corporation............
 One Franklin Plaza
 Philadelphia, PA 19101
W. Vickery Stoughton....    300,505     179,826       480,331      4.1%           1.5%
 c/o Careside, Inc.
 6100 Bristol Parkway
 Culver City, California
 90230
Dr. Thomas H. Grove.....    205,294      12,364       297,658      2.6%           1.0%
James R. Koch...........      4,641      59,094        63,725        *              *
Dennis E. Rieger........        --       47,816        47,816        *              *
Sandra P. Twyon.........      3,411      40,000        43,411        *              *
William F. Flatley......     15,470       8,489        23,959        *              *
Anthony P. Brenner......     10,769       8,489        19,258        *              *
Kenneth N. Kermes.......      2,959       6,326         9,285        *              *
Diana J. Mackie.........      4,438       2,000         6,438        *              *
C. Alan MacDonald.......        --        8,489         8,489        *              *
All executive officers
 and directors as a
 group (10 persons).....    547,487     397,268     1,000,370      8.2%           3.1%

--------
*  Represents less than 1% of our outstanding shares of Common Stock.
(1) Includes 1,789,993 shares of Common Stock owned by Venturetec, Inc., of which Mr. Friedli is the controlling stockholder.
(2) Includes 75,644 shares of Common Stock issuable upon the exercise of warrants owned by Pine Incorporated, a corporation owned and controlled by Mr. Friedli
(3) Includes 371,090 shares of Common Stock held by Oshkim Limited Partners, L.P. and 339,041 shares of Common Stock held by Kevin Kimberlin Partners, L.P., both of which are limited partnerships of which Mr. Kimberlin is the general partner, and 55,760 shares of Common Stock held by Spencer Trask Securities Incorporated, of which Mr. Kimberlin is Chairman and exercises voting control.
(4) Includes 20,517 shares of Common Stock issuable upon the exercise of warrants held by Oshkim Limited Partners, L.P. and 38,095 shares of Common Stock issuable upon the exercise of warrants held by Kimberlin Partners, L.P. Also includes 277,737 shares of Common Stock issuable upon the exercise of warrants owned by Spencer Trask Securities Incorporated of which Mr. Kimberlin is Chairman and exercises voting control.
(5) Includes 179,696 shares of Common Stock underlying shares of Common Stock issuable upon exercise of warrants owned by S.R. One, Limited, an affiliate of SmithKline Beecham Corporation. Also includes 235,294 shares of Common Stock issuable upon exercise of bridge loan warrants owned by S.R. One, Limited.

(6) Includes common shares underlying securities in our September 2000 private placement. At that time, we issued among other securities, 150 shares of Series B Preferred Stock for $5,000 each and a warrant to purchase 200 shares of Series B Preferred Stock at $5,000 each. The preferred warrant was exercised on November 2, 2000. As of the date hereof, 190 shares of Series B Preferred Stock have been converted into 430,085 shares of Common Stock and 160 shares of Series B Preferred Stock remain outstanding with an aggregate stated value of $800,000. The remaining 160 shares of Series B Preferred Stock may, if the conversion price is $2.50 per common share, be converted into a total of 320,000 shares of Common Stock. Combined with a total of 4,075,000 shares of Common Stock that may be issued upon exercise of warrants issued in the September 2000 private placement, a total of 4,395,000 is the maximum number of shares of Common Stock underlying the securities issued in our September 2000 private placement which were outstanding and reserved for at April 2, 2001 (at the $2.50 assumed conversion price for the 160 remaining Series B shares).

   Also includes common shares underlying securities issued or that may be issued in our 2001 private placement. In that offering, we may issue up to 619 shares of Series C Preferred Stock which would be convertible, assuming the floor conversion price of $1.55, into a maximum of 7,741,935 shares of Common Stock. If we issue 619 shares of Series C Preferred Stock, we will also issue warrants to purchase 6,190,000 shares of Common Stock at an exercise price of $2.55 per common share, and warrants to our placement agent to purchase 619,000 shares of Common Stock at $1.94 each, for a maximum of 14,550,935 shares of Common Stock underlying securities that may be issued in our 2001 private placement.

   See proposals 4 and 5 contained in this Proxy Statement for a more detailed explanation of these two securities offerings.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

  Neither Mr. Brenner nor Ms. Mackie, who are the current members of the Compensation Committee, nor Mr. Smith, a member of the Compensation Committee for 2000, has been, at any time since our formation, an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. Ms. Mackie, who co-led the merger integration process of GlaxoSmithKline, was nominated to serve on the Board of Directors by SmithKline Beecham Corporation pursuant to the terms of a stockholders' agreement by and among us and our stockholders and warrantholders prior to our initial public offering. Mr. Smith, who served as a Vice Chairman of Spencer Trask Securities Incorporated until August 1998, was nominated to serve on our Board of Directors by Spencer Trask Securities and was formerly a partner in Exigent Partners L.P.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, the Company's officers, directors and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements applicable to them, except that Mr. Peter Friedli filed his Form 3 on February 9, 2001.

Fees Paid to Independent Public Accountants

  The accounting firm of Arthur Andersen LLP has acted as the Company's independent public accountant for the year ended December 31, 2000, and has been selected by the Board to act as such for the year ending December 31, 2001, subject to stockholder ratification. Representatives of Arthur Andersen LLP will not be present or otherwise available at the stockholders' meeting.

 Audit Fees

  The aggregate fees billed for professional services rendered by Arthur Anderson LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 were $67,000. In addition, $14,400 was billed for quarterly reviews of the Company's quarterly reports.

 Financial Information Systems Design and Implementation Fees

  Arthur Andersen LLP performed no financial information system design or implementation work for the Company during the fiscal year ended December 31, 2000.

 All Other Fees

  The aggregate fees billed for all other professional services, including accounting and tax consulting services, rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2000 were approximately $59,850.

  The Audit Committee of the Board of Directors has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above are compatible with maintaining Arthur Andersen LLP's independence.

                            Audit Committee Report

  The Audit Committee of the Board of Directors has:

  . Reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2000;

  . Discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

  . Received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Arthur Andersen LLP its independence.

  In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Audit Committee in 2000 and 2001

                                          William F. Flatley
                                          Kenneth N. Kermes, Chairman
                                          C. Alan MacDonald

  The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

           APPROVAL OF AMENDMENTS TO 1998 DIRECTOR STOCK OPTION PLAN
                                 (Proposal 3)

  Subject to the approval of the Company's stockholders at the Annual Meeting, the Board of Directors has approved amendments to the 1998 Director Stock Option Plan (the "Plan") to effect the following:

  . increase the number of options to be granted to directors annually from 2,000 to 5,000 shares, commencing with 2001;

  . provide for a one time grant of options for 2,500 shares for 2001 to existing non-employee directors;

  . provide for an award of options for 7,500 shares to each new director for his or her initial year of service (in lieu of the 5,000 grant noted above); and

  . increase the option pool for the Plan from 60,000 shares to 250,000 shares.

A copy of the amendment to the Plan is set forth in Appendix B to this Proxy Statement.

Summary of the Plan

  The purpose of the Plan is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are not employees of the Company or any affiliate to serve as members of the Board of Directors of the Company and to provide for a portion of their annual compensation to be tied directly to stockholder return. In furtherance of this objective, the Plan authorizes the granting of stock options to purchase stock to each eligible non-employee Director. Under the terms of the Plan, only persons who are or who become incumbent directors of the Company, who are not employees of the Company and who have not been nominated to serve as directors pursuant to an agreement with the Company are eligible to participate in the Plan. Currently, five (5) directors are eligible to participate in the Plan.

  The Plan is administered by the Board of Directors or a committee of the Board of Directors consisting of Directors who are not eligible to participate in the Plan. Subject to the express provisions of the Plan, the Board or committee has authority: (i) to interpret the Plan; (ii) to prescribe, amend, and rescind rules and regulations relating to the Plan; (iii) to determine the terms and provisions of the respective option agreements; and (iv) to make all other determinations necessary or advisable for the administration of the Plan.

  Under the existing Plan, Section 5(b) states that each non-employee director is granted an annual option to purchase 2,000 shares of Common Stock. Such options will be fully vested if granted after the year of service as a director to which the option relates or, if granted during the year of service, will vest at the end of the year of service as a director to which the option relates. Currently, the option pool for the Plan contains 60,000 shares of the Company's Common Stock, par value $.01. Prior to 2001, options for 12,000 shares had been granted out of this pool, leaving 48,000 shares available for grant under the Plan for 2001 and thereafter. If Proposal 3 is approved, the director grants for 2001 will use 37,500 of these remaining shares. If Proposal 3 is not approved, options for 10,000 shares will be granted for 2001.

  The exercise price for options under this plan is the fair market value of the Common Stock on the date of grant of the option. The options granted under the Plan may be exercised only by notice to the Company, accompanied by payment of the full purchase price for the shares as to which they are exercised, as well as any federal, state and/or local income tax withholding required in connection with the exercise. The options granted under the Plan are not exercisable after the expiration of (i) five (5) years from the date when such option was granted or (ii) three (3) years following (a) the retirement or resignation of the optionee as director of the Company, or (b) the failure of the optionee to be reelected a director of the Company, or (c) the total and permanent disability or death of the optionee.

Summary of Amendments to the Plan

  The amendment to Section 5(b) of the Plan will increase the number of options to be granted to non-employee directors annually from 2,000 to 5,000 shares with a one time grant in 2001 to non-employee directors of options for an additional 2,500 shares. In addition, new directors will be granted options for 7,500 shares for the first year of service with annual grants of options for 5,000 each year thereafter.

  At its January 2001 meeting, the Board of Directors unanimously approved the award of options for 7,500 shares to all non-employee directors then in office (Messrs. Brenner, Flatley, Kermes, MacDonald and Ms. Mackie) in respect of their service to the Company in 2001. All of the 7,500 options so granted have an exercise price of $2.69 per share, the market price of our Common Stock on the date of the grant. Assuming the director completes the 2001 year of service, 2,000 of these options will automatically vest at December 31, 2001 and 5,500 will vest at that date only if our stockholders approve this amendment to the Plan. If the options for 5,500 shares do not vest at December 31, 2001, they will lapse.

  Accordingly, if this Proposal 3 is approved, each of our current non-employee directors will have received a total grant of 7,500 options for 2001, with all options vesting on December 31, 2001 and will be entitled, assuming continued service as a director, to options for 5,000 shares annually thereafter vesting on the December 31 of the year to which such future grants relate. Additionally, if this proposal is approved, each new non-employee director will be granted 7,500 in options for the first year of service with 5,000 in options granted annually thereafter.

  In addition, an amendment to Section 4 of the Plan will increase the option pool from which options are granted under the amendment to Section 5(b) of the Plan. Under the amendment to Section 4, the total option pool from which options are granted will increase from 60,000 shares to 250,000 shares of Common Stock. This amendment represents a net increase of 190,000 shares to the option pool for the Plan.

Discussion of Federal Income Tax Consequences to the Company

  The following summary of tax consequences with respect to options under the Plan is not comprehensive and is based upon laws and regulations in effect on March 31, 2001. Such laws and regulations are subject to change.

  Neither the grant of the options under the Plan nor the increase to the option pool will have immediate tax consequences to the Company or to the recipient of the grant. Upon exercise of the option, however, a grantee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. The Company will receive a corresponding deduction for the amount of income recognized by a grantee upon exercise of an option.

  There are no tax consequences to the Company or any person from the proposed increase in the option pool.

  The Board of Directors Recommends a Vote FOR Proposal 3 to Approve an Amendment to the Plan.

        APPROVAL OF COMMON SHARE ISSUANCES FROM 2000 PRIVATE PLACEMENT
                                 (Proposal 4)

  Section 713(a) of the American Stock Exchange Company Guide requires that a company must obtain stockholder approval before issuing any security at a price per common share that is less than the book or market value of the company's Common Stock, if the number of shares of Common Stock issued in the transaction (or issuable upon conversion or exercise of convertible securities or warrants issued in the transaction) exceed or could exceed 20% of the company's outstanding Common Stock at the date the transaction in which the security is issued is consummated (the "20% Rule").

  In September 2000, we engaged in a private offering of our securities that, to receive the full benefit of the offering, requires us to comply with the stockholder approval requirements of the 20% Rule. We are now seeking stockholder approval of the issuance of shares of Careside Common Stock upon conversion or exercise of the securities sold in our September 2000 private offering to the extent they might exceed 20% of the amount of our Common Stock that was outstanding at the time of closing of that offering. Please note that we are seeking stockholder approval of the issuance of such common shares and not of the actual terms of the September 2000 private offering.

The September 2000 Private Offering

  On September 13, 2000, Careside completed a private offering to one investor in which it issued the following securities:

  . 150 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock");

  . a Warrant to purchase 200 shares of Series B Preferred Stock (the "Preferred Warrant");

  . a Warrant to purchase 25,000 shares of Careside Common Stock (the "Common Warrant");

  . a Warrant to purchase up to 4,000,000 shares of Careside Common Stock (the "Callable Common Warrant"); and

  . a Warrant to purchase 50,000 shares of Careside Common Stock to be issued to the Company's consultant in the private offering (the "Consultant Warrant").

  Upon conversion or exercise of the securities sold in the transaction, the investor may for a time own greater than 5% of our outstanding Common Stock. All of the shares of Common Stock underlying the securities issued in the transaction have been registered for resale on a Form S-3, which became effective in October 2000. It is our expectation that this investor will sell the shares of Common Stock received upon exercise or conversion shortly after such receipt. We expect that this investor will at all times comply with its filing requirements as a 5% holder under Regulation 13D--G of the Securities Exchange Act of 1934.

  When the holder of our Series B Preferred Stock converts Series B shares and then sells the Common Stock it receives upon conversion, the market price of our Common Stock may decrease due to an additional number of shares of Common Stock outstanding in the marketplace. The holder of our Series B Preferred Stock may then be able to convert its remaining Series B Preferred Stock at a lower conversion price based on the decreased market price. The lower the conversion price, the greater the amount of Common Stock issuable upon conversion, potentially further decreasing the market price of our Common Stock. Conversion of the Series B Preferred Stock and exercise of the Common Callable Warrant may have a materially dilutive effect on holders of our Common Stock. Please see the discussion under Proposal 5, "Effects of Series B and Series C Preferred and Related Warrants on Existing Stockholders."

  The Preferred Warrant was exercised on November 2, 2000. To date, 190 shares of Series B Preferred Stock have been converted into a total of 430,085 shares of Common Stock. The total gross proceeds to Careside of this private placement to date have been $1,750,000. The proceeds have been used to fund our working capital needs, our growing sales and marketing activities and further design and software work on the Careside Analyzer.

  At September 13, 2000, Careside had 8,986,808 shares of Common Stock outstanding. Because of the 20% Rule, the terms of the Series B Preferred Stock and Callable Common Warrant preclude conversion of the Series B Preferred Stock or exercise of the Callable Common Warrant if the conversion or exercise of those instruments would result in the aggregate issuance of more than 1,797,361 shares of Common Stock (just under 20% of 8,986,808), unless we obtain stockholder approval for the issuance.

  The Common Warrant and the Consultant Warrant each have an exercise price per share of Common Stock equal to $5.625, which is greater than the book or market value of the Company's Common Stock at September 13, 2000. Accordingly, the 75,000 shares issuable upon exercise of the Common Warrant and the Placement Agent Warrant are not included in determining the 1,797,361 share maximum under the 20% Rule.

  The Common Stock issuable upon conversion of shares of our Series B Preferred Stock or exercise of our Callable Common Warrant will be issued at a price to be determined in the future. Upon conversion of each share of Series B Preferred Stock, the Company will issue a number of shares of Common Stock equal to the Series B Preferred Stock's stated value of $5,000 (plus all accrued and unpaid dividends thereon) divided by the lower of (a) the average of the lowest ten (10) closing sales prices within the last thirty (30) days prior to the date the holder delivers a conversion notice, or (b) $5.48 (the "B Conversion Price"). Thus, the 20% Rule applies to the Series B Preferred Stock because the conversion price could be less than the book or market value of the Company's Common Stock on the date the Series B Preferred Stock was issued. The lower the actual conversion price, the higher the number of shares of Common Stock that would be issued upon conversion of the Series B Preferred Stock.

  Our Callable Common Warrant is different but it also implicates the 20% Rule because it is exercisable at a price which could end up being below the market or book value of our Common Stock at the date of issuance of the Callable Common Warrant. While the aggregate number of shares of Common Stock issuable upon the exercise of the Callable Common Warrant is fixed at 4,000,000, the exercise price of the Callable Common Warrant floats with the market price. We may elect to call, by written notice and at our option, a portion of the Callable Common Warrant for a price of $.0005 per warrant share. In response to such a Company call, the holder of the Warrant may accept the call price of $.0005 or, within two days of receipt of the call notice, exercise the Warrant. The exercise price in such event would be equal to the lower of (i) $14.00 or (ii) 95% of the average per share market value of the Common Stock for the two (2) days prior to delivery of the Company's call notice. If the holder initiates the exercise without a call, the exercise price is $14 per common share.

  The Company may, at its option, redeem shares of Series B Preferred Stock at any time for a redemption price equal to $5,750 per share (115% of the purchase price of a share of Series B Preferred Stock) plus unpaid dividends that have accrued at an annual rate of 5% of the purchase price. After the Company notifies the Series B Preferred stockholder of its intent to redeem, and prior to the date specified for redemption, the Series B holder has the right to convert the Series B Preferred Stock at the B Conversion Price. The Company has no present intention to give notice of redemption of any shares of Series B Preferred Stock.

  The maximum dilution to Stockholders from conversion of shares of Series B Preferred Stock or exercise of the Callable Common Warrant cannot be determined at this time since the conversion price of the Series B Preferred Stock and the exercise price of the Callable Common Warrant, if called by the Company, are dependent upon the market value of the Common Stock at the time of conversion or exercise. At present, only 1,797,361 shares of Common Stock may be so issued (of which 430,085 have been issued on conversion of 190 shares of our Series B Preferred Stock and no shares have been issued pursuant to exercise of the Callable Common Warrant).

  The following example is illustrative of the impact to our stockholders and us if the Series B Preferred Stock were converted and the Callable Common Warrant were exercised and if the applicable average trading price were $5.00:

  If the B Conversion Price were $2.50 and the Callable Common Warrant exercise price were $2.50, the Company would issue a total of 4,320,000 shares upon conversion of the remaining Series B Preferred Stock and exercise of the Callable Common Warrant and the gross proceeds to the Company would be $10,000,000 if all of the Callable Common Warrants were exercised. The 4,320,000 would represent 27.64% of our outstanding shares of Common Stock (based on 11,308,489 shares of Common Stock outstanding as of the date of this Proxy Statement).

Please note that the foregoing example is an illustration only. No assurances can be made that the market price of our Common Stock will be at levels used in this example at the time of conversion of the Series B Preferred Stock or exercise of the Callable Common Warrant.

  The timing of conversion of the Series B Preferred Stock is not within the Company's control. However, the Company can control whether or not to call the Callable Common Warrant. Management and the Board of Directors of the Company intend to use all reasonable efforts to take advantage of market fluctuations and deliver a call notice under the Callable Common Warrant at times that would be favorable to the Company in light of the fact that the exercise price is based on the market price of the Common Stock for the two days prior to the Company's delivery of the call notice.

  Pursuant to the 20% Rule, we are now asking our stockholders to approve at the Annual Meeting the sale and issuance of an aggregate number of shares of Common Stock upon conversion of Series B Preferred Stock or exercise of the Callable Common Warrant in excess of the cap of 1,797,361 shares, up to 4,800,000 shares of Common Stock in the aggregate. This upper limit represents the sum of the 4,000,000 shares issuable upon exercise of the Callable Common Warrant plus the maximum number of shares of Common Stock that the Company would ever expect to be issuable upon conversion of the remaining 160 shares of Series B Preferred Stock./1/ Issuances of Common Stock upon conversion of the Series B Preferred Stock or exercise of the Callable Common Warrant in excess of 4,800,000 shares would require further stockholder approval pursuant to the terms of our Series B Preferred Stock and Callable Common Warrant.

  The Board of Directors believes that it is in the best interests of the Company that the stockholders authorize the issuance of up to 4,800,000 shares of Common Stock upon conversion of our remaining Series B Preferred Stock or exercise of the Callable Common Warrant.

  Therefore, the Board of Directors recommends that the stockholders approve the Company's ability to issue up to 4,800,000 shares of Common Stock upon conversion of our remaining Series B Preferred Stock or exercise of the Callable Common Warrant. Because AMEX requires that the vote of shares of Common Stock issued upon conversion of the Series B Preferred Stock not be counted towards approval of Proposal 4, the Board of Directors of the Company requires for Proposal 4 the affirmative approval of holders of a majority of our outstanding stock independently of the number of shares previously issued upon conversion of our Series B Preferred Stock. The effect of this is that the vote of holders of Common Stock issued upon conversion of the Series B Preferred Stock will not count towards approval of Proposal 4. If this Proposal 4 is not approved, the existing cap of 1,797,361 will remain in place pursuant to the terms of our Series B Preferred Stock and the Callable Common Warrant.

--------

/1 /800,000 is the number of shares of Common Stock that would be issuable upon conversion of our remaining Series B Preferred Stock if the B Conversion Price were $1.00. The B Conversion Price of $1.00 is used only for purposes of setting the maximum possible issuance pursuant to our remaining Series B Preferred and our Callable Common Warrant that will have been approved by stockholders.

  The Board of Directors Recommends a Vote FOR Proposal 4 to Approve the Authorization to Issue up to 4,800,000 shares of Common Stock in respect of Careside's remaining Series B Preferred Stock and the Callable Common Warrant as Described Above.

  The agreements that relate to our September 2000 private offering are filed with the Securities and Exchange Commission as exhibits to our registration statement on Form S-3, Registration No. 333-46746, filed on September 27, 2000.

APPROVAL OF TERMS RELATING TO THE CONVERSION OF SERIES C CONVERTIBLE PREFERRED
        STOCK AND OF COMMON SHARE ISSUANCES FROM 2001 PRIVATE PLACEMENT
                                 (Proposal 5)

  In order to raise additional funds for working capital, especially marketing activities, Careside has undertaken an initial closing of a new private placement (the "2001 Private Placement") to strategic, institutional or retail investors of up to $12,000,000 worth of Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The Series C Preferred Stock is convertible into shares of Common Stock. Each purchaser of Series C Preferred Stock also receives a warrant to purchase shares of Common Stock (the "2001 Investors' Warrants"). In addition, the placement agent for the offering is entitled to warrants for 10% of the securities sold in the offering (the "2001 Agent's Warrants").

  If all $12,000,000 worth of Series C Preferred Stock is sold and stockholder approval is obtained, the Company may issue up to 13,774,130 shares of Common Stock upon conversion of the Series C Preferred Stock (assuming the floor conversion price of $1.55) and the exercise of the 2001 Investors' Warrants that may have, and the 2001 Agent's Warrants that have, a below market exercise price. Pursuant to the 20% Rule (as described in Proposal 4), the Company must obtain stockholder approval for the sale or issuance of Common Stock (or securities convertible or exercisable into Common Stock) at less than market or book value if the Common Stock so issued (or issuable upon such conversion or exercise) exceeds 20% of the Company's outstanding Common Stock at the date the transaction is first entered into. The Company is now seeking stockholder approval for the sale and issuance of up to 13,774,130 shares of Common Stock upon conversion or exercise of the Series C Preferred Stock, the 2001 Investors' Warrants and the 2001 Agent's Warrants that have a below market exercise price. Please note that we are seeking stockholder approval of the conversion feature of the Series C Preferred Stock and the issuance of such common shares and not of the other terms of the September 2000 private offering, which are fixed.

                   Terms of the 2001 Private Placement

  In the 2001 Private Placement, the Company desires to sell up to 619 shares of Series C Preferred Stock at a purchase price of $19,400 per share. The purchase price per preferred share is 10,000 times 80% of the average closing price of Careside's Common Stock during the five days prior to the initial closing in the private placement, which occurred on March 29, 2001. Each share of Series C Preferred Stock is convertible into a number of shares of our Common Stock which is equal to $19,400 divided by a conversion price, which is equal to 80% of the five day average trading price prior to conversion, but not less than $1.50 nor more than $1.94. In the offering, each purchaser of our Series C Preferred Stock also receives 2001 Investors' Warrants to purchase a number of shares of Common Stock equal to the number of shares of Series C Preferred Stock purchased multiplied by 10,000. The exercise price of each 2001 Investors' Warrant is $2.55 per share of our Common Stock (which is $0.125 above the average price over the five days prior to the initial closing on March 29, 2001). A copy of the Certificate of Designations of the Series C Preferred Stock filed in connection with the March 29, 2001 closing is set forth in Appendix C of this Proxy Statement.

  Closings. The initial closing of the 2001 Private Placement occurred on March 29, 2001 (the "Initial Closing") at which time 77.6805 shares of Series C Preferred Stock were sold for $19,400 each, resulting in $1,507,000 in gross proceeds to the Company. This established the price per share of Series C Preferred Stock for the entire 2001 Private Placement. The Company expects to have one or more subsequent closings. The Company has the right to use the $1,507,000 already received and $1,493,000 additional proceeds from the subsequent closings prior to obtaining approval of this Proposal 5. Proceeds in excess of this $3 million aggregate that may be received prior to stockholder approval of this Proposal 5 must remain in an escrow account until such time as stockholder approval is obtained.

  Eleven investors purchased the 77.6805 shares of Series C Preferred Stock issued in the Initial Closing. None of the investors who purchased Series C Preferred Stock in the Initial Closing is or became, by reason of such purchase, 5% beneficial owners of the Company's Common Stock. Subsequent closings are anticipated in the second quarter of 2001 on the same terms and conditions as the Initial Closing.

  Registration of Common Stock Underlying Series C Preferred Stock. As soon as practicable we intend to file a registration statement registering for resale under the Securities Act of 1933 all of the shares of Common Stock issuable upon conversion of the Series C Preferred or exercise of the 2001 Investors' Warrants and the 2001 Agent's Warrants. The Series C Preferred Stock will automatically convert into Common Stock on the day prior to the date of effectiveness of that registration statement.

  Terms of Conversion. The Series C Preferred Stock is not convertible unless this Proposal 5 is approved. If stockholder approval is obtained, the shares of Series C Preferred Stock become convertible into shares of Common Stock. The number of shares received on conversion will vary depending on the market price of our Common Stock at the time of the conversion. If the average closing price of Careside's Common Stock during the five trading days prior to the conversion date is at least $2.43, then the conversion price will be equal to $1.94 (80% of $2.43). If the average closing price during the five trading days prior to the conversion date is less than $2.43, then the conversion price will be the greater of (x) 80% of such average closing price or (y) $1.55 (64% of $2.43). The effect of this formula is that the conversion price can never be less than $1.55 (64% of the five day average trading price prior to the first closing in the private placement) nor more than $1.94.

  The following example illustrates the calculation of the number of shares of Common Stock issuable upon conversion of our Series C Preferred Stock:

  The five day average trading price prior to the Initial Closing was $2.43 per share of Common Stock. The purchase price for each share of Series C Preferred Stock is therefore $19,400. If all $12,000,000 worth of Series C Preferred Stock is sold in the offering, 619 shares of Series C Preferred Stock will be issued together with the 2001 Investors' Warrants exercisable for 6,190,000 shares of Common Stock at $2.55 per share. Thus, the potential gross proceeds to the Company from the sale of $12,000,000 worth of Series C Preferred Stock and exercise of the 2001 Investors' Warrants in this example is approximately $27,800,000.

  If the resale registration statement covering the shares of Common Stock issuable upon conversion of the Series C Preferred Stock becomes effective at a time when the five day average is the number set forth in the left hand column below, the conversion price would be the amount set forth in the middle column below, and the 619 shares of Series C Preferred Stock sold in the offering would convert into the number of shares set forth in the right hand column below:

                                                                 Maximum Number of
      Five Day Average Trading Price                               Common Shares
          Prior to Registration                                     Issuable on
                Statement                   Conversion             Conversion of
              Effectiveness                   Price              Series C Preferred
      ------------------------------        ----------           ------------------
                  $4.00                      $1.94                6,190,000
                  $3.00                      $1.94                6,190,000
                  $2.50                      $1.94                6,190,000
                  $2.25                      $1.80                6,666,667
                  $2.00                      $1.60                7,500,000
                  $1.75                      $1.55                7,741,935
                  $1.50                      $1.55                7,741,935

Please note that there can be no assurances that the market price of our Common Stock will be at levels used in this example at the time of conversion of our Series C Preferred Stock.

               Other Terms of the Series C Preferred Stock

  Mandatory Redemption. If, at our Annual Meeting, our stockholders do not approve this Proposal 5, we will be required to redeem, within six months after the Annual Meeting, all of the Series C Preferred Stock we have sold for $24,250 per share of Series C Preferred Stock (125% of the $19,400 purchase price) plus any dividends which have accrued thereon prior to the redemption. Any 2001 Investors' Warrants and 2001 Agent's Warrants issued prior to the date of the Annual Meeting would remain outstanding. In the event of such non-approval, we would be required to use proceeds in escrow, if any, to effect, in part, this redemption. This mandatory redemption would be effected on a pro rata basis on or prior to six months after the Annual Meeting. There can be no assurance that the Company will have sufficient cash resources to redeem all of the shares of Series C Preferred Stock it would be obligated to redeem if the stockholders fail to approve the Series C Preferred Stock's conversion terms. If the Company does not have such sufficient cash resources at the time of redemption, it will have to raise additional funds.

  If we do not receive stockholder approval of this Proposal 5, all of the Series C Preferred Stock must be redeemed, even that amount which would be convertible into less than the 20% Rule limit. The 2001 Investors' Warrants and 2001 Agent's Warrants issued will remain outstanding even after redemption of the Series C Preferred Stock. If the exercise price of the 2001 Investors' Warrants issued at subsequent closings and 2001 Agent's Warrants is less than the market price of our Common Stock at that time, then, it is our intention that, to the extent the 20% Rule applies, the number of shares of Common Stock issuable upon exercise of such 2001 Investors' and 2001 Agent's Warrants will not exceed the 20% Rule limit.

  Dividends. Beginning on the date of a meeting at which the Company's stockholders fail to approve the terms of the Series C Preferred Stock relating to conversion, the Series C Preferred Stock will begin to accrue a cumulative, non-compounded dividend of 10% per annum, payable as and when declared by the Board of Directors.

  Voting. Except as required by law, the Series C Preferred Stock will have no voting rights. Furthermore, under the terms of the Series C Preferred Stock, the Series C Preferred Stock cannot be converted into Common Stock prior to obtaining stockholder approval of the terms of the conversion at the Annual Meeting. Therefore, no holder of Series C Preferred Stock will be entitled to vote on this Proposal 5 by reason of such holder's ownership of Series C Preferred Stock.

  Liquidation Preferences. The Series C Preferred Stock has a liquidation preference per share equal to $2.43 plus accrued or unpaid dividends. The liquidation preference will rank junior to the liquidation preference on our Series A Preferred Stock, none of which is outstanding, and our Series B Preferred Stock, of which 160 shares are outstanding.

                                 Warrants

  The 2001 Investors' Warrants to purchase shares of Common Stock are exercisable at any time prior to March 29, 2004. The exercise price of all 2001 Investors' Warrants was set by the Initial Closing at $2.55 per common share. 2001 Investors' Warrants for 776,805 shares of Common Stock were issued at the Initial Closing. Since the market value of the Company's Common Stock on the date of the Initial Closing was less than the exercise price of $2.55, the issuance of 2001 Investors' Warrants to investors at the Initial Closing did not implicate the 20% Rule, and the issuance of common shares upon exercise of those warrants does not require stockholder approval under the 20% Rule. However, in the event the market price of the Company's Common Stock is greater than $2.55 on the date of any subsequent closing, 2001 Investors' Warrants so issued will be issued at $2.55, which will be a below-market price. Due to this possibility, stockholders are asked to approve in this Proposal 5 the issuance of up to 5,413,195 shares of Common Stock upon exercise of 2001 Investors' Warrants (such number being the difference between 6,190,000 and 776,805). With such approval, a total of 6,190,000 shares may be issued at $2.55 each upon exercise of 2001 Investors' Warrants if all $12,000,000 of Series C Preferred Stock is sold in the 2001 Private Placement.

  If all 619 shares of Series C Preferred Stock are sold in the 2001 Private Placement, the placement agent will receive 2001 Agent's Warrants to purchase up to 619,000 shares of Common Stock at an exercise price of $1.94 per common share. In the event the market price of the Company's Common Stock is greater than $1.94 on the date of the Placement Agent's Warrants are issued, such warrants will be issued at a below market price, which could implicate the 20% Rule. Therefore, included in the total number of shares that stockholders are asked to approve in this Proposal 5 are 619,000 shares of Common Stock issuable upon exercise of 2001 Agent's Warrants.

  Effects of Series B and Series C Preferred and Related Warrants on Existing
                               Stockholders

  Holders of our Common Stock may be materially diluted by conversion of the Series B or C Preferred Stock and exercise of related warrants.

  The exact number of shares of Common Stock issuable upon conversion of all of the Series B Preferred Stock and Series C Preferred Stock cannot currently be known. Because the Series C Preferred Stock conversion ratio has a floor price of $1.55 per common share, the maximum number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock is 7,741,935. There is no such floor on the conversion ratio in the Series B Preferred Stock. When the holders of our Series B or Series C Preferred Stock convert their shares and then sell the Common Stock they receive upon conversion, the market price of our Common Stock may decrease due to an additional number of shares of Common Stock outstanding in the marketplace. The holders of our remaining Series B or C Preferred Stock may then be able to convert their Series B or Series C Preferred Stock at a lower conversion price (subject, in the case of the Series C Preferred Stock, to the floor conversion price of $1.55) based on the decreased market price into greater amounts of Common Stock, potentially further decreasing the market price of our Common Stock.

  At present, there is one holder of our Series B Preferred Stock and the Callable Common Warrant described in Proposal 4. If that investor held and did not sell the shares of Common Stock it receives on conversion of the Series B Preferred Stock and exercise of the Callable Common Warrant, and if none of the Series C Preferred Stock and related warrants were converted or exercised, the Series B holder would own 4,750,085 shares of Common Stock (assuming a B Conversion Price of $2.50), or 29.58% of our outstanding Common Stock (based on 11,308,489 shares outstanding at April 2, 2001). This percentage decreases to 15.52% if all of the Series B Preferred Stock and related warrants are converted (at an assumed conversion price of $2.50) or exercised, and held by the investor, and $12,000,000 of Series C Preferred Stock is sold in the 2001 Private Placement and all of it and the related warrants are converted or exercised.

  There were eleven unrelated purchasers of our Series C Preferred Stock at the Initial Closing of the 2001 Private Placement. None of these purchasers owned immediately after the Initial Closing 5% or more or our outstanding Common Stock. If all $12,000,000 of the Series C Preferred Stock is sold in the 2001 Private Placement and all of the Series B and Series C Preferred Stock and related warrants are converted or exercised into Common Stock, the investors in the 2001 Private Placement will own 47.54% of our outstanding Common Stock (55.35% if the remaining 160 shares of Series B Preferred Stock and the Callable Common Warrant and Consultant Warrant from the September 2000 private offering are not converted or exercised into Common Stock).

  The conversion of our Series C Preferred Stock and exercise of related warrants may, by itself or in conjunction with the conversion of our Series B Preferred Stock and exercise of related warrants, result in issuance of shares of Common Stock which aggregate more than 50% of our Common Stock outstanding thereafter. Because the investors in the 2001 Private Placement are expected to be unrelated, as the eleven investors were at the Initial Closing, we do not believe that the 2001 Private Placement will concentrate control of the Company in the hands of related investors. However, since we do not yet know the identity of all of the purchasers in the 2001 Private Placement, it is possible that the offering could result in a change in effective control of the Company. Further, the 2001 Private Placement will result in a change of control of the Company for federal income tax purposes. However, we do not believe that this change in ownership would have any significant impact on our ability to utilize our net operating loss and tax credit carryforwards.

                       Consequences of Non-Approval

  If our stockholders do not approve this Proposal 5 and we are forced to redeem our outstanding Series C Preferred Stock, we will need to raise additional capital to fund our mandatory redemption obligation. Our capital funding needs and our ability to raise capital will depend on numerous factors, including the extent to which our products gain market acceptance, the exercise of outstanding warrants to purchase Common Stock, the timing of regulatory actions regarding our products, the costs and timing of expansions of sales, marketing and manufacturing activities, procurement and enforcement of patents important to our business, and the impact of competitors' products. There can be no assurance that such additional capital will be available on terms acceptable to us, if at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may include restrictive covenants. If adequate funds are not available, we may be forced to curtail our operations significantly or to obtain funds through entering into collaborative agreements or other arrangements on unfavorable terms. Our failure to raise additional capital on acceptable terms could have a material adverse effect on our business, financial condition or results of operations.

  Pursuant to the 20% Rule, the Company now asks that the stockholders approve at the Annual Meeting the sale and issuance of up to 13,774,130 shares of Common Stock upon conversion of the Series C Preferred Stock and exercise of any of our 2001 Investors' Warrants and 2001 Agent's Warrants that have a below-market exercise price.

  THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION FOR OR AN OFFER TO SELL THE COMPANY'S SECURITIES.

  The Board of Directors believes that it is in the best interests of the Company to be able to issue up to 13,774,130 shares of Common Stock that may be issued upon conversion of the Series C Preferred Stock or exercise of any of our 2001 Investors' Warrants and 2001 Agent's Warrants that have a below-market exercise price. Therefore, the Board of Directors recommends that the stockholders approve the Company's ability to issue up to 13,774,130 shares of Common Stock upon conversion of the Series C Preferred Stock and exercise of any of our 2001 Investors' Warrants and 2001 Agent's Warrants that have a below-market exercise price as described above.

  The Board of Directors Recommends a Vote FOR Proposal 5 to Approve the Terms Relating to the Conversion of the Series C Convertible Preferred Stock and the Company's Authority to Issue up to 13,774,130 shares of Common Stock upon conversion of the Series C Preferred Stock, 2001 Investors' Warrants and 2001 Agent's Warrants as Described Above.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                 (Proposal 6)

  The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2001, and recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

  The submission of the appointment of Arthur Andersen LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Arthur Andersen LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

  The Board of Directors Recommends a Vote FOR Proposal 6 to Ratify the Appointment of Arthur Andersen LLP as Independent Auditors for the Year Ending December 31, 2001.

                                 OTHER MATTERS

  Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the proxyholders named therein.

                                 Annual Report

  A copy of the Company's 2000 Annual Report to Stockholders accompanies this Proxy Statement.

                             Stockholder Proposals

  In order for a nomination for the election of a director or any other proposal to be presented by any stockholder at the Annual Meeting of Stockholders to be held in 2002, notice of the nomination or other proposal must be delivered by the stockholder to the Secretary of the Company at its principal executive offices not earlier than the close of business on February 14, 2002 and not later than the close of business on March 16, 2002, and, in the case of a proposal, the proposal must be an appropriate subject for stockholder action under applicable law. In the event that the Company receives notice of a stockholder proposal within the time frame set forth above, then so long as the Company includes in its proxy statement for the Annual Meeting of Stockholders to be held in 2001 advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing stockholder proposals. In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to that Meeting, the proposal must be received by the Company at its principal executive offices not later than January 15, 2002.

                               ----------------

  THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED

WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, CARESIDE, INC., 6100 BRISTOL PARKWAY, CULVER CITY, CALIFORNIA 90230.

                                          By Order of the Board of Directors

                                          W. Vickery Stoughton
                                          Chairman of the Board and Chief
                                           Executive Officer

Date: April 30, 2001
Culver City, California

                                  APPENDIX A

                                Careside, Inc.

                            Audit Committee Charter

Primary Purpose

  The Audit Committee is charged with the responsibility of protecting Stockholder interests by insuring for the Board that proper accounting principles are being followed, that the total audit coverage of the Corporation and its affiliates is satisfactory, and that an adequate system of internal controls has been implemented in the Corporation and is being effectively administered.

Scope

  1. Nominate and recommend to the Board the independent auditors to be recommended to the stockholders for approval.

  2. Review the scope of the proposed audit to be performed and how effective the scope relates to this corporations' special problem areas.

  3. Review the results of the audit with the independent auditors, as well as discuss the financial statements.

  4. Review the adequacy of the internal financial and operational controls of the corporation with both the staff performing internal auditing and the independent auditors, and keep the board informed of its findings.

  5. Review investments and transactions that could adversely impact the Corporation's financial condition and seek input from external auditor to discuss such transactions as may be necessary.

  6. Provide oversight for compliance related to Regulatory Affairs or Quality Assurance processes, and oversight and management to audits related to these functions.

Membership

  The Committee shall be composed of 3-4 directors, as determined by the Board, each of whom shall be outside directors, independent of management. The members of the Committee shall be elected by the Board annually. The Chairman shall be elected by the Board. In the event that a duly elected member is unable to serve his full term, the Board shall have the responsibility to nominate a replacement. The Chief Financial Officer of the Corporations shall serve as the Acting Secretary to the Audit Committee.

General Guidelines

  1. Meetings: The Committee should meet on a regular basis and special meetings should be called by the Chairman, as circumstances require. The Committee should meet privately with the independent public accountants (auditor) and separately with management. Written minutes should be kept for all such meetings.

  2. Reporting to the Board: The Committee should report its activities to the full board on a regular basis so that the Board is kept informed of its activities on a current basis.

  3. Audit Plans: The Committee should review with the independent auditor their annual audit plans, including the cost of such plans and recommend approvals of the same.

  4. Internal Controls: The Committee should discuss with the independent auditor the adequacy of the Company's internal controls. The Committee should receive, on a regular basis, reports reviewing the status of the Corporation's internal control processes. It should also request a letter from the independent auditor concerning any significant weaknesses or breaches of internal control discovered during the course of their audit.

  5. Accounting Issues and Contingencies: The Committee should inquire of both management and the independent auditor about significant accounting issues (i.e., accounting standards or rules proposed by FASB or the SEC); the Committee should also inquire about significant contingencies (i.e., Federal income tax litigation).

Independent Auditor Oversight

  As part of its responsibilities to nominate and recommend selection of the independent auditor, the Committee should consider the following guidelines:

  1. Opinions on the performance of the independent auditor by appropriate management personnel.

  2. The professional competency of the firm through inquiry about its latest peer review and any significant litigation problems or disciplinary actions by the SEC or others.

  3. The proposed audit fee and explanation of fee changes.

Pre-Audit and Post-Audit Review Guidelines

  1. The Committee should receive and review a draft of the financial section of the annual report to stockholders, complete with footnotes, and the Management's Discussion and Analysis (MD&A) section which should be consistent with other sections of the annual report.

  2. The Committee should request an explanation from management and the independent auditor about the effect of significant changes in accounting practices or policies.

  3. The Committee should inquire of management and the independent auditor if there were any significant financial reporting issues discussed during the current audit and, if so, how they were resolved.

  4. The Committee should review, with management and the independent auditor, proposed accounting standards or rules proposed by FASB or the SEC that will have a significant effect on the company's financial statements.

  5. The Committee should determine open years on federal tax returns and whether there are any significant items in dispute with the IRS which might result or have resulted in litigation; and inquire as to the status of related tax reserves and interest accruals.

  6. The Committee should meet privately with the independent auditor to determine the quality of the financial and accounting personnel.

  7. The Committee should request a letter from the independent auditor concerning any significant weaknesses or breaches in internal control discovered during their audit.

  8. The Committee should discuss with management and the independent auditor the substance of any significant issues raised by outside counsel concerning litigation, contingencies or other claims, and how such matters affect the Company's financial statements.

                                  APPENDIX B

                                Careside, Inc.

   Amendments to Sections 4 and 5(b) of the 1998 Director Stock Option Plan

  This AMENDMENT (the "Amendment") is to the 1998 Director Stock Option Plan (as the same is being and may be further amended, supplemented or otherwise modified from time to time, the "Plan") of Careside, Inc. (the "Company"). Capitalized terms used herein have the same meanings as are given to them in the Plan, unless otherwise defined herein.

  The Board of Directors of the Company has recommended the following amendments to the Plan for the approval of the stockholders of the Company:

  1. Stock Subject to the Plan. Section 4 of the Plan is hereby amended by deleting the phrase "60,000 shares" and substituting in its place the phrase "250,000 shares," so that Section 4 shall read in its entirety as follows:

    The stock subject to the Plan shall consist of 250,000 shares of Company's Common Stock, $.01 par value ("Common Stock"). Such shares may, as the Committee shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company. If an option shall expire or terminate for any reason without having been exercised in full, the shares represented by the portion thereof not so exercised shall (unless the Plan shall have been terminated) become available for other Options to be granted under the Plan.

  2. Stock Option Grant Size. Section 5(b) of the Plan is hereby amended by deleting the phrase "2,000 shares of Common Stock" and substituting in its place the phrase "5,000 shares of Common Stock" and by inserting at the end of the first sentence the following language: ", with a one time grant of options for 2,500 shares for 2001 to existing Eligible Directors. Each new Eligible Director will receive an award of options for 7,500 shares for his or her initial year of service as a director, with an annual grant of an option to purchase 5,000 shares thereafter." After such amendment, Section 5(b) shall read in its entirety as follows:

    (b) Issuance and Vesting of Options. Each Eligible Director shall be granted under this Plan an option to purchase 5,000 shares of Common Stock in respect of each calendar year of service as a director commencing before or after, and ending after, the effective date of the Plan, commencing with the calendar year ending December 31, 2001, with a one time grant of options for 2,500 shares for 2001 to existing Eligible Directors. Each new Eligible Director will receive an award of options for 7,500 shares for his or her initial year of service as a director, with an annual grant of an option to purchase 5,000 shares thereafter. Options hereunder shall be granted by the Board either after conclusion of or during the year of service as a director to which they relate and if not granted prior to such date in respect of service for the most recently completed calendar year shall be automatically awarded for such prior year as of the date of the Company's annual stockholder's meeting. In the event a person becomes a director in the middle of a calendar year, such person's option award for such first partial year shall be prorated so as to relate to the period such person served as a director in such year. Options granted after conclusion of a calendar year shall vest upon grant if relating to service as a director in the calendar year just concluded. Options granted during the year of service as a director to which they relate shall vest upon December 31 of that year.

  3. Effective Date. This Amendment shall be effective from and after the date of approval hereof by the stockholders of the Company.

                                  APPENDIX C

                                Careside, Inc.

                          Certificate Of Designations

                     Series C Convertible Preferred Stock

                    (Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware)

  Careside, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that pursuant to the authority contained in Article Fourth of the Corporation's Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of Delaware (the "DGCL") the following resolution was duly adopted by the Board of Directors of the Corporation on March 13, 2001, creating a series of its Preferred Stock designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock").

  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors") in accordance with the provisions of the Corporation's Certificate of Incorporation, as amended to date (hereinafter called the "Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock designated Series C Convertible Preferred Stock and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences thereof, and the limitations or restrictions thereof, as follows:

  Section 1. Series C Preferred Stock. Of the Five Million (5,000,000) Preferred Shares that the Corporation has authority to issue, 162,914 have previously been designated shares of Series A Convertible Preferred Stock, with a stated value of $7.50 per share, 350 have previously been designated shares of Series B Preferred Stock, with a stated value of $5,000.00 per share (the "Series B Stated Value"), and 619 are hereby designated shares of Series C Preferred Stock, with a stated value of $19,400 per share (the "Series C Stated Value"). Series C Preferred Stock may be issued in fractional shares, up to 1/10,000th of a share.

  Section 2. Dividends. The holder of each share of Series C Preferred Stock shall be entitled to receive cumulative, non-compounded dividends per annum equal to ten percent (10%) of the Series C Stated Value per share to the extent provided in this Section 2. Dividends shall accrue from the earlier of
(i) the date sixty (60) days from the Original Issuance Date, unless before such date the Corporation has held a meeting of the holders of its outstanding Common Stock at which such stockholders approved the terms of the Series C Preferred Stock relating to conversion set forth in Section 6 hereof ("Shareholder Approval Date"), and (ii) the date, if any, of a meeting of the holders of the Corporation's outstanding Common Stock (the "Stockholders") at which such Stockholders vote upon and fail to approve the terms of the Series C Preferred Stock relating to conversion set forth in Section 6 hereof ("Negative Vote Date").

  Section 3. Rights on Liquidation, Dissolution, Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series C Preferred Stock (with respect to rights on liquidation, dissolution or winding up, the shares of Series C Preferred Stock shall rank junior to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and senior to all other shares of capital stock of the Corporation, including, without limitation, Common Stock of the Corporation) an amount per share equal to the Index Price multiplied by 10,000, plus all accrued and unpaid dividends with regard thereto (the "Liquidation Preference"). If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full Liquidation Preference, the holders of shares of Series C Preferred Stock shall share ratably (based on the number of shares held by each holder) in any distribution of assets. In the event of any liquidation, dissolution or winding up of the Corporation, after payment of the full Liquidation Preference shall have been made to the holders of shares of Series C Preferred Stock, the holders of any class or classes of stock ranking on liquidation junior to the Series C Preferred Stock shall be entitled, to the exclusion of and without participation by the holders of shares of Series C Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

  Section 4. Mandatory Redemption.

  (A) If a Negative Vote Date occurs or the Shareholder Approval Date has not occurred by May 28, 2001, the Corporation shall redeem all of the then outstanding shares of Series C Preferred Stock (the "Mandatory Redemption"). The redemption price for each share of Series C Preferred Stock (the "Mandatory Redemption Price") shall be equal to the Liquidation Preference for that share.

  (B) The Mandatory Redemption Price for shares of Series C Preferred Stock redeemed pursuant to Section 4(A) shall be paid to each holder of shares of Series C Preferred Stock in cash on or before the earlier of (i) the six (6) month anniversary of the Negative Vote Date, and (ii) the six (6) month anniversary of the date that is sixty (60) days after the Original Issuance Date. Simultaneously with its receipt of such cash payment, each holder of Series C Preferred Stock shall deliver to the Corporation or its agent the certificates representing the shares of Series C Preferred Stock being redeemed; provided, that, upon the payment by the Corporation of the applicable Mandatory Redemption Price to the Shareholder (or such holder's representative), all rights of such holder in respect of the shares of Series C Preferred Stock to be redeemed shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation from or on behalf of such holder.

  (C) Once redeemed pursuant to the provisions of this Section 4, shares of Series C Preferred Stock shall be canceled and not subject to reissuance and such redeemed shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

  (D) No shares of Series C Preferred Stock shall be entitled to the benefit of a sinking fund or purchase fund.

  Section 5. Voting.

  (A) The holders of Series C Preferred Stock shall vote as a separate voting group on, and the affirmative vote of a majority of the outstanding shares of Series C Preferred Stock shall be required to authorize, any action which would:

  (1) in any manner amend the terms of Sections 1 though 7, constituting the terms of this Series C Preferred Stock, alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series C Preferred Stock (including by merger, consolidation or otherwise);

  (2) reclassify Common Stock, or any other shares of any class or series of capital stock hereinafter created junior to the Series C Preferred Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution of assets (upon liquidation, dissolution, winding up or otherwise) or redemption, prior to or on a parity with the Series C Preferred Stock;

  (3) increase the authorized number of shares of Series C Preferred Stock;
  or

  (4) create any class of capital stock on parity with or senior to the Series C Preferred Stock, except to the extent the proceeds of issuance of shares of such new class shall be required pursuant to the terms of such capital stock to be used to pay the Mandatory Redemption Price.

  (B) If at any time any action is proposed by the Corporation which requires the affirmative vote of the holders of the Series C Preferred Stock pursuant to Section 5(A), the Chief Executive Officer (or any other officer) of the Corporation shall call a special meeting of the holders of Series C Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as specified in or determined in accordance with the By-laws of the Corporation. Subject to the provisions of Section 228 of the Delaware General Corporation Law, any action required or permitted to be taken at any special meeting of the holders of Series C Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those holders of Series C Preferred Stock who have not consented in writing.

  Section 6. Conversion into Common Stock

  The Series C Preferred Stock shall be subject to automatic conversion as follows:

  (A) Subject to shareholder approval of the conversion terms hereof and the limitations set forth below, each share of Series C Preferred Stock shall be convertible at any time into a number of shares of Common Stock equal to the Stated Value divided by the Conversion Price. Such conversion shall be automatically effected on the date that is one day prior to the date of effectiveness of a registration statement registering with the Securities and Exchange Commission the resale of the shares of Common Stock of the Corporation issuable upon conversion of the Series C Preferred Stock.

  (B) Any shares of Series C Preferred Stock which have been converted shall be canceled and the certificates representing shares of Series C Preferred Stock so converted shall represent the right to receive (i) such number of shares of Common Stock into which such shares of Series C Preferred Stock are convertible, plus (ii) cash payable for any fractional share of Common Stock.

  (C) Following conversion pursuant to Section 6(A), the holder of any shares of Series C Preferred Stock so converted shall promptly deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series C Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith, accompanied by written notice stating the name or names (with address) in which the certificate or certificates for the Common Stock are to be issued. As promptly as practicable thereafter, the Corporation shall (x) issue and deliver to or upon the written order of such holder, to the place and in the manner designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 6(D) hereof. Each person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the number of shares of Common Stock into which each share of Series C Preferred Stock shall be converted is that number which was in effect on the applicable Conversion Date.

  (D) No fractional share of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Closing Sale Price of the Common Stock on the Conversion Date multiplied by such fractional interest.

  (E) The conversion rights for the Series C Preferred Stock shall be subject to the following:

    (1) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes that may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

    (2) The Corporation shall reserve and, at all times from and after the Original Issuance Date, keep reserved free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred Stock.

    (3) All Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

    (4) Once converted pursuant to the provisions hereof, shares of Series C Preferred Stock so converted shall be canceled and not subject to reissuance, and such converted shares shall, without any action on the part of the Corporation or the shareholders of the Corporation, be eliminated from the authorized capital of the Corporation.

  (F) The Conversion Price shall be subject to adjustment from time to time, up to and including the Conversion Date, as follows:

    (1) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, than, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

    (2) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

    (3) In the event, at any time after the Original Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the continuing corporation), each share of Series C Preferred Stock shall after such reorganization, reclassification, consolidation or merger be (unless payment of the Liquidation Preference shall have been made to the holders of all shares of Series C Preferred Stock) convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series C Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this
    Section 6F(3) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

  Section 7. Definitions

  (A) The "Closing Sale Price" of Common Stock on any day means: (a) if the principal market for the Common Stock is The New York Stock Exchange, American Stock Exchange or any other national securities exchange or The Nasdaq National Market, the closing sale price of the Common Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, or (b) if the principal market for the Common Stock is not a national securities exchange or The Nasdaq National Market and transactions in the Common Stock are quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day as quoted on such system, or (c) if transactions in the Common Stock are not quoted on the National Association of Securities Dealers Automated Quotations System, the price therefor reported by the National Quotation Bureau, Inc.; provided that if none of (a), (b) or (c) above is applicable, or if no trades have been made or no quotes are available for such day, the Closing Sale Price of the Common Stock shall be determined, in good faith, by the Board of Directors of the Corporation.

  (B) The term "Conversion Date" shall mean the date shares of Series C Preferred Stock convert into shares of Common Stock pursuant to Section 6(A) hereof.

  (C) The term "Conversion Price" shall mean: (i) if the average Closing Sale Price of the Corporation's Common Stock during the five trading days prior to the Conversion Date ("Conversion Index") is equal to or greater than the Index Price, then the Conversion Price shall be the Stated Value divided by 10,000; or (ii) if the Conversion Index is less than the Index Price, then the Conversion Price shall be the greater of (x) 80% of the Conversion Index, and
(y) 80% of the Series C Stated Value divided by 10,000.

  (D) The term "Index Price" shall mean the average Closing Sale Price of the Corporation's Common Stock during the five trading days prior to the Original Issuance Date.

  (E) The term "Original Issuance Date" shall mean with respect to the Series C Preferred Stock, March 29, 2001.

  (F) The term "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

  IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Chairman of the Board of Directors and Chief Executive Officer and attested by its Secretary this 29th day of March, 2001.

                                                 /s/ W. Vickery Stoughton
                                            ___________________________________
                                                   W. Vickery Stoughton
                                            Chairman of the Board of Directors
                                                            and
                                                  Chief Executive Officer

Attest:

          /s/ Thomas G. Grove
_____________________________________
            Thomas G. Grove
               Secretary

                                CARESIDE, INC.
                                ANNUAL MEETING

                    The Sheraton New York Hotel and Towers
                                811 7th Avenue
                              New York, NY 10019

                                 May 25, 2001
                       10:00 a.m. Eastern Standard Time




                          \/ FOLD AND DETACH HERE \/
--------------------------------------------------------------------------------


     [X] Please mark your
         votes as in this
         example.

                                             WITHHOLD
                             FOR            AUTHORITY
                         both listed     to vote for both
 1. Election of           nominees       listed nominees
    Directors William
    F. Flatley and           [_]               [_]
    Diana J. Mackie

[_] LISTED NOMINEES except the following (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) in the space provided.)

--------------------------------------------------------------------------------

                                                    FOR     AGAINST     ABSTAIN
 2. To extend Mr. Brenner's term as director for    [_]       [_]         [_]
    one year.

                                                    FOR     AGAINST     ABSTAIN
 3. Approval of, amendments to Sections 4 and       [_]       [_]         [_]
    5(b) of the 1998 Director Stock Option Plan increasing the option pool from 60,000 to 250,000 shares and increasing the number of options that non-employee directors are granted.

                                                    FOR     AGAINST     ABSTAIN
 4. Approval of, for purposes of Section 713(a)     [_]       [_]         [_]
    of the American Stock Exchange Company
    Guide, certain issuances of the Company's
    Common Stock upon conversion of its Series
    B Preferred Stock issued in September 2000 and exercise of related warrents.

                                                    FOR     AGAINST     ABSTAIN
 5. Approval of the terms relating to the conver-   [_]       [_]         [_]
    sion of the Series C Preferred Stock and, for purposes of Section 713(a) of the American
    Stock Exchange Company Guide, certain
    issuances of the Company's Common Stock
    upon conversion of its Series C Preferred
    Stock issued of proposed to be issued in 2001 and exercise of related warrants.

                                                    FOR     AGAINST     ABSTAIN
 6. Approval of appointment of Arthur Andersen      [_]       [_]         [_]
    LLP as independent auditor.

 Please indicate whether you will attend the Annual Meeting of Stockholders on May 25, 2001.

 1 [_] okab/ [_] do plan to attend the Annual Meeting.

                                                   Dated:                , 2001
--------------------------------  ----------------       ----------------
    (Stockholders Sign Here)

Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                                Careside, Inc.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints W. Vickery Stoughton and James R. Koch, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the Annual Meeting of Stockholders of Careside, Inc. to be held at 10:00 a.m. EDT on May 25, 2001, and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

     This Proxy will be voted as directed. If no direction is made, it will be voted "FOR" Items 1, 2, 3, 4, 5 and 6.

        THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3, 4, 5 and 6.


   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.